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                                                                    EXHIBIT 21.1


                         THE SANTA CRUZ OPERATION, INC.
                           (A CALIFORNIA CORPORATION)


                                  SUBSIDIARIES


NAME OF SUBSIDIARY                                        PLACE OF INCORPORATION
The Santa Cruz Operation Pty. Limited                     Australia
SCO do Brasil Ltda.                                       Brazil
SCO Canada, Company                                       Canada
The Santa Cruz Operation (France) SARL                    France
The Santa Cruz Operation (Deutschland) GmbH               Germany
The Santa Cruz Operation (Italia) Srl                     Italy
SCO, Kabushiki Kaisha                                     Japan
Nihon SCO Limited                                         Japan
The Santa Cruz Operation de Mexico, S. DE R.L. DE C.V.    Mexico
The Santa Cruz Operation Limited                          UK
The Santa Cruz Operation (Asia) Ltd.                      Delaware
The Santa Cruz Operation Latin America, Inc.              Delaware
SCO Foreign Sales Corporation                             U.S. Virgin Islands